Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in registration statement No. 333-219052 on Form S-4 (including post-effective amendment No. 1 thereto on Form S-8), registration statement No. 333-235757 on Form S-4 (including post-effective amendment No. 1 thereto on Form S-8), and registration statements Nos. 333-16225, 333-16227, 333-70075, 333-91137, 333-92145, 333-56052, 333-73440, 333-73442, 333-108750, 333-109862, 333-123404, 333-124297, 333-124299, 333-133635, 333-156614, 333-166818, 333-181162, 333-211120, 333-212850, 333-238038, 333-239877, and 333-255580 on Forms S-8 of our reports dated March 1, 2022, with respect to the consolidated financial statements of First Horizon Corporation (the Company) and the effectiveness of internal control over financial reporting.

Change in Accounting Principle
As discussed in Notes 1 and 5 to the consolidated financial statements, the Company has changed its method of accounting for the recognition and measurement of credit losses as of January 1, 2020 due to the adoption of ASC 326, Financial Instruments – Credit Losses.

/s/ KPMG LLP
Memphis, Tennessee
March 1, 2022